-------------------------------------------------
                           KIRKPATRICK & LOCKHART LLP
                -------------------------------------------------

                         1800 MASSACHUSETTS AVENUE, N.W.
                                    2ND FLOOR
                           WASHINGTON, D.C. 20036-1800

                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100




                                                                       Exhibit 5



                                December 5, 1997



Network Imaging Corporation
500 Huntmar Park Drive
Herndon, Virginia 20170

         Re:      Network Imaging Corporation
                  Registration Statement on Form S-1
                  Registration Number 333-36385

Ladies/Gentlemen:

         We have acted as counsel to Network Imaging Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-1, Registration Number 333-36385 ("Registration Statement"), under the Securities Act of 1933, as amended, covering 2,150,000 shares of Common Stock, $0.0001 par value per share ("Common Stock"), of the Corporation issuable in connection with (a) the Eight Percent (8%) Convertible Notes ("July Notes") dated as of July 9, 1997 in the aggregate principal amount of $1,800,000 issued to Wood Gundy in trust for RRSP 550 98866 19 and Gundyco in trust for RRSP 550 9919 12 (collectively referred to as the "Selling Shareholders") and (b) the Eight Percent (8%) Convertible Notes ("August Notes") dated August 20, 1997 in the aggregate principal amount of $200,000 issued to Gundyco in trust for RRSP 550 99119 12, and the resale of such shares of Common Stock by such Selling Shareholders.

         We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

         Based on the foregoing, we are of the opinion that each of the 2,150,000 shares of Common Stock, when issued in accordance with the terms of the July Notes and the August Notes, as the case may be, will be duly and validly issued by the Corporation, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                                Very truly yours,



                                                /s/ Kirkpatrick & Lockhart LLP
                                                KIRKPATRICK & LOCKHART LLP